Exhibit 11 under N-1A
                                                     Exhibit 23 under 601/Reg SK





INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees and Shareholders of Federated Income Trust:

    We consent to the use in Post-Effective Amendment No. 28 to Registration Statement 2-75366 of Federated Income Trust of our report dated March 18, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under heading "Financial Highlights" in such Prospectus.



By: /s/ Deloitte & Touche LLP
    Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 26, 1998